Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-237704 and 333-229819) and on Forms S-8 (Nos. 333-222637 and 333-251200) of Americold Realty Trust of our report dated April 30, 2020 relating to the financial statements of Agro Merchants Global, L.P., which appears in this Amendment No. 1 to the Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

February 26, 2021